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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       PROVIDENT BANKSHARES CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)


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March 15, 2000


Dear Fellow Shareholder:

As you know, the Annual Meeting of Stockholders is scheduled for April 19, 2000 at the Bank's headquarters. We hope that you will participate in the meeting by voting in person or by proxy.

The Annual Meeting is particularly important this year because it will consider a proposal by a stockholder to sell or merge the Bank as promptly as possible. Your Board, which is committed to maximizing long-term stockholder value, believes that the adoption of this proposal would be detrimental to the financial interests of the stockholders.

The Board has developed a business strategy to enhance long-term value. Over the last year, that plan has produced, among other things, double-digit earnings growth of 13.1%, and growth in earnings per share of 13.6%. Our operating efficiency continues to improve. Furthermore, We continue to repurchase shares of common stock. Since the inception of our stock buy back program in 1998, we have repurchased 941,000 shares.

Due to current market conditions in bank stocks, however, our share price does not reflect these strong results. The banking sector has seen substantial declines in stock prices due to interest rate concerns, among other issues. In particular, stock prices have declined at many banks that have announced or recently completed acquisitions due to integration and other difficulties.

UNDER THESE CONDITIONS, YOUR BOARD STRONGLY BELIEVES THAT SALE OF THE BANK NOW IS PREMATURE AND A SACRIFICE OF LONG-TERM BUSINESS STRATEGY FOR PURSUIT OF A SHORT TERM GAIN THAT MAY OR MAY NOT BE AVAILABLE. YOUR BOARD HAS BEEN AND WILL CONTINUE TO BE OPEN TO THE FULL RANGE OF STRATEGIC OPTIONS WHICH MAY ALLOW THE BANK'S STOCKHOLDERS TO REALIZE THE INTRINSIC LONG-TERM VALUE OF THE BANK. PROVIDENT BANKSHARES HAS NOT ADOPTED A "JUST SAY NO" POLICY.

We strongly urge you to sign, date and return the enclosed WHITE proxy card with a vote FOR the election of Directors and the selection of independent auditors (Items 1 & 2) and AGAINST the stockholder proposal to sell the Bank (Item 3).

If you have any questions, or require any assistance in voting your shares, please call Innisfree M&A Incorporated, which is assisting us in soliciting proxies, toll free, at 1-888-750-5834.

Thank you for your support,

/s/ Peter M. Martin

Peter M. Martin
Chairman of the Board, President and
Chief Executive Officer